Exhibit 99.2

Press Release	Investor Contact: Will Gabrielski Senior Vice President, Finance, Treasurer 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Senior Vice President, Global Communications 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM announces increased financial targets built on further extending its competitive advantage and accelerating operating leverage

•	Increased margin target to 20%+ exiting fiscal 2028, reflecting accelerating operating leverage from high-returning investments in proprietary AECOM AI and Advisory services

•	Raised expected adjusted EPS CAGR from fiscal 2026-2029 to 15%+

•	Announced AECOM AI breakthroughs that transform how work is done and provide a greater value proposition to clients, underpinning expectations for continued market share gains and addressable market expansion

•	Initiated a review of strategic alternatives for the Construction Management business, including a possible sale, reflecting a commitment to allocate time and capital to its fastest-growing and highest-returning opportunities

DALLAS (November 18, 2025) — AECOM (NYSE:ACM), the trusted global infrastructure leader, will host an Investor Day today at 10 a.m. Eastern Time, during which it will detail the Company’s transformative strategic initiatives and increased long-term financial targets.

“Following more than five years focused on building a culture, business profile and operating structure to lead our industry, today’s announcements reflect the significant strategic successes we have delivered and, importantly, the substantial opportunities ahead,” said Troy Rudd, AECOM’s chairman and chief executive officer. “This includes further deploying proprietary AECOM AI solutions, where our industry-leading intellectual capital, technical expertise and trusted client relationships create a competitive advantage. As a result, today we have set new financial targets, including our raised 20%+ margin exit rate target by fiscal 2028 and our raised expectation for an adjusted EPS CAGR of 15%+ for fiscal 2026 through 2029. We also announced plans for additional business portfolio transformation to further hone our focus in alignment with our commitment to a returns-focused capital allocation policy to compound value creation for our investors.”

Substantial Operating Leverage Opportunities Underpin Increased Long-Term Financial Targets

AECOM announced today that it has increased its long-term financial targets through fiscal 2029, highlighted by the following:

•	Increased the segment adjusted[1] operating margin[2] and adjusted[1] EBITDA margin[3] targets to a 20%+ exit rate by fiscal 2028, reflecting expectations for substantial increases in operating leverage.

•	Increased adjusted[1] EPS CAGR to 15%+ to reflect continued strong NSR growth and margin expansion.

•	As a result of these factors, the Company’s expected 2020-2029 adjusted[1] EPS CAGR is approximately double the expected median of S&P 500 companies over this same period.

(excluding Construction Management; growth rates are based on the mid-point of FY’26 guidance as a starting point, where appropriate)	FY’26 – FY’29 Growth Targets	Notes
Organic NSR[4] Growth	+5 - 8% CAGR
Segment Adjusted[1] Operating Margin2 / Adjusted[1] EBITDA Margin[3]	20%+ exit rate by FY’28	Follows delivering on prior 17% target 5 quarters ahead of expectations in Q3’25
Adjusted1 EPS and Free Cash Flow[5] per Share Growth	15%+ CAGR	Up from annual double-digit growth in prior long-term guidance
Free Cash Flow[5] Conversion	100%+	Cumulative FY’26 – FY’29
Per Share Dividend Growth	Double-Digit Increase	Includes 19% increase announced today for FY’26

Accelerating Operating Leverage

AECOM is announcing a step change in its operating leverage opportunity, enabled by proprietary AECOM AI solutions and the expected doubling to $400 million of annual NSR in its higher-margin Advisory business over the next three years. While traditionally each dollar of incremental revenue required a commensurate increase in variable costs, AECOM AI and a rapidly-growing, higher-margin Advisory business are enabling the Company to scale its assets at an even higher rate. The Company’s key advantages, which include the strength of its teams, industry-leading technical expertise, trusted client relationships, and extensive libraries of experience and data, are key attributes that position it for success.

AECOM has spent several years building and executing a strategy to develop and deploy AI at scale across its markets. This includes organic investments, piloting and testing third-party capabilities, and adding capabilities that accelerated its development. Today, AECOM has a team of more than 200 professionals with PhDs and advanced degrees in AI, machine learning, mathematics, physics, data sciences and computer sciences that is collaborating with the Company’s technical experts to deliver new ways of working and even greater value for clients and all stakeholders.

Execution of Returns-Based Capital Allocation Policy

Building on the more than $3 billion of capital returned to investors since September 2020 through repurchases and dividends, including nearly $500 million in fiscal 2025, AECOM also announced a 19% increase to its quarterly per share dividend payment to $0.31. As a result, the Company has grown the per share value of its dividend by 20% annually since initiation, reflecting its commitment under its capital allocation policy, which includes delivering annual double-digit percentage increases in the per share value of its dividend. The Company maintains $645 million of capacity under its existing Board repurchase authorization.

Portfolio Focus

AECOM announced today that it has initiated a review of strategic alternatives for its Construction Management business. This process is part of the Company’s commitment to prioritizing its time and capital on its highest-returning and fastest growing markets and businesses, including its investments in AI and growing its Advisory business. By evaluating strategic alternatives for Construction Management, including a potential sale, the Company believes it will best position both businesses for long-term success.

Beginning with first quarter results, the Construction Management business is expected to be classified as held for sale on the balance sheet and reported in discontinued operations under GAAP.

The live webcast, presentation, and a replay of the Investor Day will be available online at http://investors.aecom.com.

1 Excludes the impact of certain items, such as restructuring costs, amortization of intangible assets, non-core AECOM Capital and other items.

2 Reflects segment operating performance, excluding AECOM Capital and G&A, and margins are presented on a net service revenue basis.

3 Adjusted EBITDA margin includes non-controlling interests in EBITDA and is on a net service revenue basis.

4 Revenue, less pass-through revenue; growth rates are presented on a constant-currency basis.

5 Free cash flow is defined as cash flow from operations less capital expenditures, net of proceeds from disposals of property and equipment; free cash flow conversion is defined as free cash flow divided by adjusted net income attributable to AECOM.

About AECOM

AECOM (NYSE: ACM) is the global infrastructure leader, committed to delivering a better world. As a trusted professional services firm powered by deep technical abilities, we solve our clients’ complex challenges in water, environment, energy, transportation and buildings. Our teams partner with public- and private-sector clients to create innovative, sustainable and resilient solutions throughout the project lifecycle – from advisory, planning, design and engineering to program and construction management. AECOM is a Fortune 500 firm that had revenue of $16.1 billion in fiscal year 2025. Learn more at aecom.com.

Forward-Looking Statements

All statements in this communication other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any statements of the plans, strategies and objectives for future operations, profitability, strategic value creation, capital allocation strategy including stock repurchases, risk profile and investment strategies, and any statements regarding future economic conditions or performance, and the expected financial and operational results of AECOM. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; government shutdowns or other funding circumstances that cause governmental agencies to modify, curtail or terminate our contracts; losses under fixed-price contracts; limited control over operations that run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with laws or regulations applicable to our business; maintaining adequate surety and financial capacity; potential high leverage and inability to service our debt and guarantees; our capital allocation strategy, including ability to continue payment of dividends; exposure to political and economic risks in different countries, including tariffs, geopolitical events, and conflicts; currency exchange rate and interest fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; managing pension costs; AECOM Capital real estate development projects; cybersecurity issues, IT outages and data privacy; risks associated with the benefits and costs of the sale of our Management Services and self-perform at-risk civil infrastructure, power construction and oil and gas businesses, including the risk that any purchase adjustments from those transactions could be unfavorable and result in any future proceeds owed to us as part of the transactions could be lower than we expect; risks associated with strategic initiatives, including AI investments and potential acquisitions and divestitures; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. Any forward-looking statements are made as of the date hereof. We do not intend, and undertake no obligation, to update any forward-looking statement.

Non-GAAP Financial Information

This communication contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, adjusted net/operating income, segment adjusted operating margin, adjusted tax rate, net service revenue and free cash flow provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted operating income, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS to exclude the impact of certain items, such as amortization expense and taxes to aid investors in better understanding our core performance results. We use free cash flow to present the cash generated from operations after capital expenditures to maintain our business. We present net service revenue (NSR) to exclude pass-through subcontractor costs from revenue to provide investors with a better understanding of our operational performance. We present segment adjusted operating margin to reflect segment operating performance of our Americas and International segments, excluding AECOM Capital.  We present adjusted tax rate to reflect the tax rate on adjusted earnings. We also use constant-currency growth rates where appropriate, which are calculated by conforming the current period results to the comparable period exchange rates.

Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. The Company is unable to reconcile its non-GAAP long-term financial targets due to uncertainties in these non-operating items as well as other adjustments to net income.

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